UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 4, 2006

Micron Technology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10658	75-1618004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of Principal Executive Offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Second Amendment to the Merger Agreement

On June 4, 2006, Micron Technology, Inc., a Delaware corporation (“Micron”), entered into a Second Amendment to Agreement and Plan of Merger (the “Second Amendment to the Merger Agreement”) with March 2006 Merger Corp., a Delaware corporation and direct wholly-owned subsidiary of Micron (“Merger Sub”), and Lexar Media, Inc., a Delaware corporation (“Lexar”), to amend the Agreement and Plan of Merger, dated as of March 8, 2006, by and among Micron, Merger Sub and Lexar, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 30, 2006 (the “Merger Agreement”).

The Second Amendment to the Merger Agreement provides for an increase in the exchange ratio that each outstanding share of Lexar common stock would receive in the merger from 0.5625 of a share of Micron common stock to 0.5925 of a share of Micron common stock. The Second Amendment to the Merger Agreement also modifies certain terms related to the assumption and termination of certain Lexar stock options pursuant to the transactions contemplated by the Merger Agreement. Among other things, the Second Amendment to the Merger Agreement amends the Merger Agreement to provide that Lexar stock options with an exercise price above the greater of (a) $9.54 and (b) the product of (i) the closing price of Micron’s common stock on the New York Stock Exchange on the trading day immediately preceding the effective time of the merger and (ii) 0.5925 (rather than $9.54 previously provided in the Merger Agreement) will be terminated at the effective time of the proposed merger. Except for the Lexar stock options to be terminated as provided above, each Lexar stock option that is unexpired, unexercised and outstanding immediately prior to the effective time of the merger shall be assumed by Micron, pursuant to the Second Amendment to the Merger Agreement.

The foregoing description is qualified in its entirety by reference to the Second Amendment to the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

Micron and Lexar have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (Registration No. 333-132757) containing the definitive proxy statement/prospectus and other relevant materials regarding the proposed transaction contemplated by the Merger Agreement. Investors and security holders of Lexar are urged to read the prospectus/proxy statement and the other relevant materials which contain important information about Micron, Lexar and the proposed merger. The prospectus/proxy statement and other relevant materials, and any other documents filed by Micron or Lexar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Micron by contacting Micron Investor Relations, Kipp Bedard, (208) 368-4465. Investors and security holders may obtain free copies of the documents filed with the SEC by Lexar by contacting Lexar Investor Relations, Diane Carlini, (510) 580-5604. Investors and security holders of Lexar are urged to read the prospectus/proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

ITEM 8.01             Other Events.

On June 5, 2006 Micron Technology, Inc. issued the press release filed hereto as Exhibit 99.1 (the “Release”). The information contained in the Release is incorporated by reference into this Item 8.01.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits

The following exhibit is furnished with this report on Form 8-K:

2.1	Second Amendment to Agreement and Plan of Merger, dated as of June 4, 2006, by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.
99.1	Press Release issued on June 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: June 5, 2006	By:	/s/ W.G. Stover, Jr.
	Name:	W.G. Stover, Jr.
	Title:	Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of June 4, 2006, by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.
99.1	Press Release issued on June 5, 2006